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EXHIBIT 10.27

EXHIBIT B TO SEVERANCE AGREEMENT

NON-COMPETITION AGREEMENT

    This Agreement ("Agreement") is made and entered into as of this      day of      ,      by and between In Focus Systems, Inc., an Oregon corporation ("In Focus"), and            ("Executive").

    WHEREAS, In Focus and Executive desire a long-term amicable relationship;

    WHEREAS, Executive has left the employment of In Focus and will be seeking new employment;

    WHEREAS, Executive and In Focus have entered into a Severance Agreement, dated            , 1999 (the "Severance Agreement"), by which upon the satisfaction of certain conditions, In Focus will provide Executive with post-employment severance in the form of a lump sum payment of salary and COBRA benefits;

    WHEREAS, a key precondition to Executive's receipt of these post-employment severance benefits is his/her entering into this Agreement, restricting his/her right to compete against In Focus, and therefore, helping to ensure an amicable long-term relationship between the parties;

    NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and contained in the Severance Agreement the parties agree as follows:

    1.  Severance.  Until execution of this Agreement and its delivery to In Focus without alteration by Executive, In Focus shall not be obligated to make any payments to Executive under Section 2 of the Severance Agreement.

    2.  Scope of Employer Protection.  In Focus is a multi-national concern that does business throughout the United States as well as in foreign countries. In his/her employment with In Focus, Executive has performed services in more than one city, county, state or country, and has gained access to Confidential Information that pertains not only to the specific area in which he/she lives and/or works but also to other cities, counties, states and countries in which In Focus does business. The parties acknowledge that due to the character of In Focus' business, a geographic restriction on this Agreement would not adequately protect In Focus' legitimate business interests. The protections stated herein are intended to protect In Focus to the fullest extent possible in all of the cities, counties, states, and countries in which it does business.

    3.  Non-Competition.  In return for the right to receive the severance benefits provided in the Severance Agreement, Executive hereby agrees that for a period of one year from the date of this Agreement, without In Focus's prior written consent, Executive shall not, directly or indirectly, own, have any interest in, act as an officer, director, agent, employee or consultant of, or assist in any way or in any capacity any person, firm, association, partnership, corporation or other entity which engages or proposes to engage in any business competitive with the business of In Focus as conducted on the date of this Agreement in any geographical area where In Focus engages in such business (a "Competitive Entity"). The restrictions of this section prohibiting ownership in a Competitive Entity shall not apply to Executive's ownership of less than one percent (1%) of publicly-traded securities of any Competitive Entity.

    4.  Reasonableness.  While the Executive and In Focus acknowledge that the restrictions contained in this section are reasonable, in the unlikely event that any court should determine that any of the restrictive covenants contained in this section, or any part thereof, is unenforceable because of the duration of such provision, the area covered thereby or any other basis, such court shall have the power to reduce the duration or area of such provision or otherwise amend it and, in its reduced form, such provision shall then be enforceable and shall be enforced.

    5.  Acknowledgement of Irreparable Harm.  Executive acknowledges that he/she has received confidential information during the term of his/her employment with In Focus which is special and unique to In Focus and that the disclosure of any Confidential Information or the breach of any of the terms and covenants of this Non-Competition Agreement will result in irreparable and continuing harm to In Focus for which there will be no adequate remedy at law.

    6.  Remedies.  Executive agrees, that in the event he/she fails to abide by this Agreement, In Focus shall be entitled to specific performance, including immediate issuance of a temporary restraining order and/or preliminary or permanent injunctive relief enforcing this Agreement, without the necessity of proof of actual damages and without posting bond for such relief, and to judgment for damages caused by his/her breach, and to any other remedies provided by applicable law. In the event any of the terms or conditions of this Agreement are found unreasonable by a court of competent jurisdiction, Executive agrees to accept as binding in lieu thereof, any such lesser restrictions which said court may deem reasonable.

    7.  Notification of Other Employment.  In order to allow In Focus to evaluate risks to its business interests and to take steps, if necessary, to protect its rights under this Agreement and other Agreements between Executive and In Focus, Executive agrees to notify In Focus, prior to accepting any position with any third party, whether as an employee or independent contractor, and prior to commencing any business. He/she also agrees to inform any new employer, prior to accepting employment or providing services, of the existence of this Non-Competition Agreement.

    8.  Scope.  The scope and effect of the covenants contained in this Agreement shall be as broad as may be permitted under the provisions of applicable law. To the extent that the language of such covenants may be greater than permitted by applicable law, that portion thereof shall be ineffective, but the provisions of the covenants shall nevertheless remain effective with respect to such portion of the covenants as shall be permitted by applicable law.

    9.  Entire Agreement.  This document is the entire, final, and complete agreement and understanding of the parties with respect to Executive's possible competition with In Focus and, if this Agreement directly conflicts with any other written and oral agreements made or executed by and between the parties or their representatives, this Agreement shall supersede all such agreements with respect to this limited topic.

    10.  Waiver.  A waiver of any provision of this Agreement shall not be deemed, or shall not constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the parties making the waiver.

    11.  Binding Effect.  All rights, remedies, and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of, and bind, as the circumstances may require, the parties or their representative heirs, personal representatives, administrators, successors and assigns.

    12.  Amendments.  No supplement, modification, or amendment of this Agreement shall be valid, unless the same is in writing and signed by all parties thereto.

    13.  Severability.  In the event any provision or portion of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby.

    14.  Attorneys' Fees.  If litigation is commenced by either party to enforce any provision of this Agreement, or by reason of any breach of this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees, both at trial and on appeal.

    15.  Governing Law.  This Agreement and the rights of the parties hereunder shall be governed, construed and enforced in accordance with the laws of the State of Oregon, without regard to its conflict of law principles. Any suit or action arising out of or in connection with this Agreement, or any breach hereof, shall be brought and maintained in the federal or state courts in Portland, Oregon. The parties hereby irrevocably submit to the jurisdiction of such courts for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any suit or action in any such court and any claim that any such suit or action has been brought in an inconvenient forum.

    16.  No Pressure or Coercion.  Executive acknowledges that he/she has read this Agreement and is being given an opportunity to consider it and discuss it with financial and legal counsel of his/her choice.

    17.  Voluntary Act.  Executive covenants that he/she has freely and voluntarily executed this Agreement, with a complete understanding of its terms and present and future effect, and without any undue pressure or coercion from In Focus.

    IN WITNESS THEREOF, the parties have executed this Agreement on the respective dates set forth below.

EXECUTIVE	IN FOCUS SYSTEMS, INC.
Name:	By
Date:	Date:
Title:
Date:

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EXHIBIT B TO SEVERANCE AGREEMENT
NON-COMPETITION AGREEMENT